Exhibit 99.1 ***FOR IMMEDIATE RELEASE***

FOR: ZIONS BANCORPORATION One South Main, Suite 1134 Salt Lake City, Utah Harris H. Simmons Chairman/Chief Executive Officer	Contact: Clark Hinckley Tel: (801) 524-4787 April 30, 2004

ZIONS BANCORPORATION BOARD INCREASES DIVIDEND TO $0.32 PER SHARE

SALT LAKE CITY, April 30, 2004 – Zions Bancorporation (Nasdaq: ZION) announced today that its board of directors declared a regular quarterly dividend of $0.32 per common share, an increase of $0.02 per share over prior quarters. The dividend is payable May 26, 2004 to shareholders of record on May 12, 2004.

Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select high growth markets. Under local management teams and community identities, Zions operates approximately 400 full-service banking offices in Arizona, California, Colorado, Idaho, Nevada, New Mexico, Utah and Washington. In addition, Zions is a national leader in SBA lending, public finance advisory services, agricultural finance and electronic bond trading. The Company is included in the S&P 500 Index. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

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